EXHIBIT 33.1



   MANAGEMENT'S ASSESSMENT OF COMPLIANCE WITH REGULATION AB SERVICING CRITERIA


Management of National Education Loan Network, Inc. (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in
Item 1122(d) of Regulation AB of the Securities and Exchange Commission for publicly issued student loan-backed securities issued on or after January 1, 2006, for which the company provides services as a master servicer and administrator (the Platform) as of and for the year ended December 31, 2007. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

The Company's management has assessed the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2007. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2007, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission except for servicing criteria 1122(d)(1)(iii), 1122(d)(1)(iv), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(4)(ii), 1122(d)(4)(iv),
1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii),
1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii),
1122(d)(4)(xiii), and 1122(d)(4)(xiv), for which the Company has determined are not applicable to the activities the Company performs with respect to the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2007.


March 28, 2008                             National Education Loan Network, Inc.



                                            /s/ Terry J. Heimes
                                           -------------------------------------
                                           Terry J. Heimes, CFO, Treasurer
                                           National Education Loan Network, Inc.


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                                                                      Appendix A




        Nelnet Student Loan Trust 2006-01

        Nelnet Student Loan Trust 2006-02

        Nelnet Student Loan Trust 2006-03

        Nelnet Student Loan Trust 2007-01